                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated 10 March 1999, except for Note 13 which is as of 24 June 1999, relating to the consolidated financial statements of Security Capital U.S. Realty, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Financial Data" in such Registration Statement.



PRICE WATERHOUSE SARL


Luxembourg
25 June 1999